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Exhibit 10.17

AMENDMENT TO EMPLOYEE MATTERS AGREEMENT

        THIS AMENDMENT TO EMPLOYEE MATTERS AGREEMENT ("Agreement") is being entered into as of September 1, 2003, by and among: JAZZ SEMICONDUCTOR, INC., a Delaware corporation formerly known as Specialtysemi, Inc. ("Company"); CONEXANT SYSTEMS, INC., a Delaware corporation ("Conexant"); CARLYLE PARTNERS III, L.P., a Delaware limited partnership ("CP III"); CP III COINVESTMENT, L.P., a Delaware limited partnership ("CP III Coinvestment"); CARLYLE HIGH YIELD PARTNERS, L.P., a Delaware limited partnership ("Carlyle High Yield" and, together with CP III and CP III Coinvestment, "Carlyle") and NEWPORT FAB, LLC, a Delaware limited liability company ("Newport Fab LLC").

RECITALS

        WHEREAS, Conexant, Carlyle Capital Investors, L.L.C., a Delaware limited liability company ("Carlyle Capital") and the Company are parties to that certain Contribution Agreement dated as of February 23, 2002, as amended by that certain First Amendment to Contribution Agreement dated as of March 12, 2002 (as amended, the "Contribution Agreement");

        WHEREAS, pursuant to that certain Assignment and Assumption Agreement by and between Carlyle Capital and Carlyle, dated as of March 12, 2002, Carlyle Capital has assigned all of its rights and obligations under the Contribution Agreement to Carlyle;

        WHEREAS, in connection with the consummation of the closing of the transactions contemplated by the Contribution Agreement, the Company, Conexant, Carlyle and Newport Fab LLC have entered into that certain Employee Matters Agreement dated as March 12, 2002 (the "Employee Matters Agreement"); and

        WHEREAS, the Company, Conexant, Carlyle and Newport Fab LLC wish to amend and restate Section 5(b) and Section 5(c) of the Employee Matters Agreement in its entirety as set forth herein.

AGREEMENTS

        NOW THEREFORE, in consideration of the promises and mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

        1.    Defined Terms.    Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Employee Matters Agreement.

        2.    Amendment to Agreement.    Section 5(b) and Section 5(c) of the Employee Matters Agreement are hereby amended and restated in their entirety to read as follows:

          "(b) Retiree Benefits.

            (1)   For purposes of this Section 5(b), the term "Eligible Employees" shall mean those Union Employees eligible for retiree health benefits and/or benefits under the Significant Service Indemnity Plan.

            (2)   For purposes of this Section 5(b), the term "Retiree Benefits" shall mean retiree health benefits at levels of benefits not greater than those in effect immediately prior to the Closing Date.

            (3)   Conexant will reimburse the Company, or its designee, an amount equal to four-tenths (4/10) of the Liabilities that are incurred through and including December 31, 2003 relating to the provision of Retiree Benefits to the ten (10) Eligible Employees who retired during the period beginning May 4, 2002 and ending May 1, 2003. Conexant shall tender the reimbursement within 30 days of receipt of an invoice from the Company. Beginning January 1, 2004, Conexant shall assume or retain, as applicable, and be solely responsible for, and fully perform, pay and discharge all Liabilities relating to the provision of Retiree Benefits for all Eligible Employees who retired on or before May 1, 2003 which relate to the provision of Retiree Benefits received on or after January 1, 2004. The Company shall assume or retain, as applicable, and be solely responsible for, and fully perform, pay and discharge all Liabilities relating to the provision of Retiree Benefits for all Eligible Employees who retire on or after May 2, 2003. Notwithstanding any provision to the contrary contained herein, nothing in this Agreement shall be construed to prevent or prohibit either Conexant, the Company, or both, from prospectively eliminating Retiree Benefits.

            (4)   Subject to the performance of Conexant's obligations set forth in Section (b), the Company will pay Conexant an aggregate amount of One Hundred Thousand Dollars ($100,000), due and payable, without notice or interest, in equal quarterly installments of Six Thousand Two-Hundred Fifty Dollars ($6250.00) over four years with the initial payment due March 31, 2004.

          (c)   Conexant will reimburse the Company for reasonable costs incurred by the Company in providing any disability benefits to persons on disability leave as of May 4, 2002, and any such disability benefits to persons who retired between May 4, 1998 and May 4, 2002 if the Company is required by the Collective Bargaining Agreement to provide such benefits. Conexant shall tender the reimbursement within 30 days of receipt of an invoice from the Company."

        3.    Effect of Amendment.    Except as and to the extent expressly modified by this Amendment, the Employee Matters Agreement and the Schedules and Exhibits thereto shall remain in full force and effect in all respects. The terms of this Amendment shall be applied retroactively for purposes of Sections 5(b) and 5(c) of the Employee Matters Agreement, such that the Employee Matters Agreement and the Schedules and Exhibits thereto shall be deemed to have read, as of March 12, 2002, as amended herein. In the event of a conflict between this Amendment and the Employee Matters Agreement and the Schedules and Exhibits thereto this Amendment shall govern.

        4.    Counterparts.    This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        5.    Governing Law.    This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

        The parties hereto have caused this Amendment to be executed and delivered as of the date set forth above.

CONEXANT SYSTEMS, INC., a Delaware corporation
By:	/s/ DWIGHT DECKER
Name:	Dwight Decker
Title:	Chief Executive Officer
JAZZ SEMICONDUCTOR, INC., a Delaware corporation
By:	/s/ SHU LI
Name:	Shu Li
Title:	President and Chief Executive Officer
NEWPORT FAB, LLC, a Delaware limited liability company
By:	/s/ SCOTT SILCOCK
Name:	Scott Silcock
Title:	Director of Operations

CARLYLE PARTNERS III, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director
CP III COINVESTMENT, L.P., a Delaware limited partnership
By:	TC Group III, L.P., its General Partner
By:	TC Group III, L.L.C., its General Partner
By:	TC Group, L.L.C., its Managing Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director

CARLYLE HIGH YIELD PARTNERS, L.P., a Delaware limited partnership
By:	TCG High Yield, L.L.C., its General Partner
By:	TCG High Yield Holdings, L.L.C., its Managing Member
By:	TC Group, L.L.C., its sole Member
By:	TCG Holdings, L.L.C., its Managing Member
By:	/s/ ALLAN M. HOLT
Name:	Allan M. Holt
Title:	Managing Director

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  Exhibit 10.17
AMENDMENT TO EMPLOYEE MATTERS AGREEMENT